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Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-199446 and 333-227291

PROSPECTUS SUPPLEMENT
(to the prospectus dated October 17, 2014)

NETLIST, INC.

22,222,220 Shares of Common Stock
Warrants to Purchase 11,111,110 Shares of Common Stock

        We are offering up to 22,222,220 shares of our common stock and warrants to purchase up to 11,111,110 shares of our common stock in this offering (and the shares of common stock issuable from time to time upon exercise of these warrants). Each share of common stock we sell in the offering will be accompanied by a warrant to purchase up to 0.5 of a share of common stock at an exercise price of $0.655 per share. Each share of common stock and accompanying warrant will be sold at a negotiated price of $0.45. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering.

        Our common stock is listed on the Nasdaq Capital Market under the symbol "NLST." On September 11, 2018, the last reported sales price of our common stock on the Nasdaq Capital Market was $0.645 per share.

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should review carefully the risks and uncertainties described under the heading "Risk Factors" beginning on page S-6 of this prospectus supplement. This prospectus supplement should be read in conjunction with and may not be delivered or utilized without the prospectus dated October 17, 2014.

        We have retained Roth Capital Partners, LLC ("Roth") to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

	Per Share	Total

Offering price	$0.45	$9,999,999.00

Placement agent fees(1)	$0.0315	$699,999.93

Proceeds, before expenses, to us	$0.4185	$9,299,999.07

(1)
In addition, we have agreed to reimburse the placement agent for certain of its expenses as described under "Plan of Distribution" on page S-9 of this prospectus supplement.

        We estimate the expenses of this offering, excluding placement agent fees, will be approximately $182,500. After deducting the fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $9.1 million, assuming we sell the maximum amount of securities offered hereby. Because there is no minimum offering amount required as a condition to closing this offering, the actual offering amount, the placement agent fees and net proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth above. Delivery of the shares of common stock and warrants is expected to be made on or about September 14, 2018, subject to customary closing conditions.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ROTH CAPITAL PARTNERS, LLC

The date of this prospectus supplement is September 14, 2018.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying base prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Each time we sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was filed with the SEC on October 17, 2014, as amended on August 19, 2016, and was declared effective by the SEC on September 2, 2016. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The accompanying base prospectus provides general information about us, some of which, such as the section entitled "Plan of Distribution," may not apply to this offering.

        If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus, includes all material information relating to this offering. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the base prospectus, the information and documents incorporated herein by reference and the additional information under the heading "Where You Can Find More Information" before making an investment decision.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to "Netlist," "the Company," "we," "us" and "our" refer to Netlist, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement are forward-looking statements. In some cases, you can identify forward-looking statements by words such as "anticipate," "believe," "contemplate," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "seek," "should," "target," "will," "would,"

or the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

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  our beliefs regarding the market and demand for our products or the component products we resell;

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  our ability to develop and launch new products that are attractive to the market and stimulate customer demand for these products;

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  our plans relating to our intellectual property, including our goals of monetizing, licensing, expanding and defending our patent portfolio;

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  our expectations and strategies regarding outstanding legal proceedings and patent reexaminations relating to our intellectual property portfolio, including our pending proceedings against SK hynix Inc., a South Korean memory semiconductor supplier ("SK hynix");

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  our expectations with respect to any strategic partnerships or other similar relationships we may pursue; our business strategies and objectives; and

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  our expectations regarding our future operations and financial position, including revenues, costs and prospects, and our liquidity and capital resources, including cash flows, sufficiency of cash resources, efforts to reduce expenses and the potential for future financings.

        These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in "Risk Factors" and elsewhere in this prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

        You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to new information, actual results or to changes in our expectations, except as required by law.

        You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed with the SEC as exhibits to the registration statement of which this prospectus supplement is a part with the understanding that our actual future results, levels of activity, performance, and events and circumstances may be materially different from what we expect.

 PROSPECTUS SUMMARY

        This summary highlights information contained in other parts of this prospectus supplement and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock and warrants. Unless the context requires otherwise, references in this prospectus supplement to "Netlist," "we," "us" and "our" refer to Netlist, Inc. and our subsidiaries.

Company Overview

        We provide high-performance modular memory subsystems to customers in diverse industries that require enterprise and storage class memory solutions to empower critical business decisions. We have a history of introducing disruptive new products, such as one of the first load reduced dual in-line memory modules ("LRDIMM") based on our distributed buffer architecture, which has been adopted by the industry for DDR4 LRDIMM. We were also one of the first to bring NAND flash memory ("NAND flash") to the memory channel with our NVvault non-volatile dual in-line memory modules ("NVDIMM") using software-intensive controllers and merging dynamic random access memory integrated circuits ("DRAM ICs" or "DRAM") and NAND flash to solve data bottleneck and data retention challenges encountered in high-performance computing environments. We recently introduced a new generation of storage class memory products called HybriDIMM to address the growing need for real-time analytics in Big Data applications, in-memory databases, high performance computing and advanced data storage solutions. We also resell NAND flash, DRAM products and other component products to end-customers that are not reached in the distribution models of the component manufacturers, including storage customers, appliance customers, system builders and cloud and datacenter customers.

        Due to the ground-breaking product development of our engineering teams, we have built a robust portfolio of over 100 issued and pending U.S. and foreign patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. Since our inception, we have dedicated substantial resources to the development, protection and enforcement of technology innovations we believe are essential to our business. Our early pioneering work in these areas has been broadly adopted in industry-standard registered dual in-line memory modules ("RDIMM"), LRDIMM and NVDIMM. Our objective is to continue to innovate in our field and invest further in our intellectual property portfolio, with the goal of monetizing our intellectual property through a combination of product sales and licensing, royalty or other revenue-producing arrangements, which may result from joint development or similar partnerships or defense of our patents through enforcement actions against parties we believe are infringing them.

Risks Associated with Our Business

        Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the "Risk Factors" section of this prospectus supplement immediately following this prospectus summary and in Part II, Item 1A "Risk Factors" of our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2018, which is incorporated by reference in this prospectus supplement. These risks include the following:

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  We have historically incurred losses and may continue to incur losses.

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  Our results of operations fluctuate significantly and are difficult to predict.

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  We may not have sufficient working capital to fund our planned operations, and, as a result, we may need to raise additional capital in the future, which may not be available when needed, on acceptable terms or at all.

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  We may be unsuccessful in monetizing our intellectual property portfolio.

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  We have incurred a material amount of indebtedness to fund our operations, the terms of which have required us to pledge substantially all of our assets as security. Our level of indebtedness and the terms of such indebtedness could adversely affect our operations and liquidity.

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  We are and expect to continue to be involved in legal proceedings at the ITC to try to stop allegedly infringing SK hynix RDIMM and LRDIMM products from entering the United States, as well as legal proceedings in U.S. and international courts to seek damages for the alleged patent infringement. Our involvement in these proceedings, as well as steps we have taken to implement certain of our strategies in connection with these proceedings, subject us to a number of risks.

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  We are and expect to continue to be involved in other legal and administrative proceedings to enforce or protect our intellectual property rights and to defend against claims that we infringe the intellectual property rights of others.

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  The vast majority of our revenues in recent periods have been generated from resales of component products, including primarily products sourced from Samsung, and any decline in these product resales could significantly harm our performance.

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  Our performance has historically been substantially dependent on sales of NVvault, and we may never be able to replace the revenues lost from the rapid decline in NVvault sales.

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  We are subject to risks relating to our focus on developing our HybriDIMM and NVvault products for our target customer markets.

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  Sales to a small number of varying customers have historically represented a significant portion of our net product revenues, and the loss of, or a significant reduction in sales to, any one of these customers could materially harm our business.

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  We are subject to risks of disruption in the supply of component products.

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  Our customers require that our products undergo a lengthy and expensive qualification process without any assurance of sales.

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  If we are unable to timely and cost-effectively develop new or enhanced products that achieve customer and market acceptance or technologies we can monetize, our revenues and prospects could be materially harmed.

Our Corporate Information

        We are headquartered in Irvine, California and have manufacturing facilities in Suzhou, People's Republic of China ("PRC"). Our principal executive offices are located at 175 Technology Drive, Suite 150, Irvine, California 92618 and our telephone number at that address is (949) 435-0025. Our website address is http://www.netlist.com (this reference to our website is an inactive textual reference only and the information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus supplement).

 SUMMARY OF THE OFFERING

        The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see the "Description of Securities We Are Offering" section in this prospectus supplement.

Securities offered by us in this offering	22,222,220 shares of our common stock, par value $0.001 per share.
Warrants to purchase up to 11,111,110 shares of our common stock, with an exercise price equal to $0.655 per share.
Offering Price	$0.45 per share of our common stock and accompanying warrant.
Common Stock Outstanding Before This Offering	117,030,419 shares.
Common Stock Outstanding After This Offering	139,252,639 shares.
Use of proceeds	For general corporate purposes. See "Use of Proceeds" on page S-7.
Risk Factors

See "Risk Factors" and other information included in this prospectus supplement, or incorporated herein by reference, for a discussion of factors you should carefully consider before deciding to invest in our common stock and warrants.

Nasdaq Capital Market Symbol	NLST

        Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the securities offered hereby.

        The number of shares of our common stock outstanding immediately before and after this offering excludes:

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  8,628,294 shares of our common stock issuable upon exercise of options outstanding as of September 14, 2018, of which approximately 6,334,218 shares are exercisable;

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  1,898,902 shares of our common stock issuable upon the exercise of common stock warrants outstanding as of September 14, 2018 at a weighted-average exercise price of $0.72 per share;

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  12,677,260 shares of our common stock issuable upon conversion, at a conversion price of $1.25 per share, of $15,846,575 in outstanding principal and accrued interest as of September 14, 2018 under an outstanding convertible note;

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  2,000,000 shares of our common stock issuable upon the exercise of an outstanding warrant as of September 14, 2018 that is exercisable at $0.30 per share upon the redemption by the Company of such convertible note pursuant to the terms thereof;

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  6,330,432 shares of our common stock issuable upon conversion, at a conversion price of $0.36 per share, of $2,278,956 in outstanding principal and accrued interest as of September 14, 2018 under an outstanding convertible note; and

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  2,421,631 shares of our common stock available for future grants under our Amended 2006 Plan as of September 14, 2018.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks described below and those discussed under the Section captioned "Risk Factors" contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is incorporated by reference in this prospectus supplement, together with the information included in this prospectus supplement and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

        Our management will have broad discretion to use the net proceeds from this offering, including for any of the purposes described in the section entitled "Use of Proceeds," and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity to influence our decisions on how to use the proceeds, and we may not apply the net proceeds of this offering in ways that increase the value of your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we intend to invest the net proceeds from this offering in marketable securities that may include investment-grade interest-bearing securities, money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

        You will suffer immediate and substantial dilution in the net tangible book value of our common stock you purchase in this offering. Based on the public offering price of $0.45 per share of common stock, purchasers of common stock in this offering will experience immediate dilution of $0.44 per share in net tangible book value of our common stock. In the past, we issued options, warrants and other securities to acquire common stock at prices below the public offering price. To the extent these outstanding securities are ultimately exercised, investors purchasing common stock in this offering will sustain further dilution. See "Dilution" for a more detailed description of the dilution to new investors in the offering.

There is no public market for the warrants being offered in this offering.

        There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the warrants will be limited.

 USE OF PROCEEDS

        We estimate the net proceeds to us from the sale of the securities offered under this prospectus supplement, after deducting the estimated placement agent's fees and our estimated offering expenses, will be approximately $9.1 million if we sell the maximum amount of common stock and warrants offered hereby. However, this is a best efforts offering with no minimum, and we may not sell all or any of the securities; as a result, the actual number of securities sold, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amount set forth above.

        We expect to use the net proceeds from this offering (including any resulting from the exercise of warrants, if any) for general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. Until the funds are used as described above, we intend to invest the net proceeds from this offering in interest-bearing, investment grade securities.

DILUTION

        If you purchase shares of common stock and accompanying warrants in this offering, you will experience dilution to the extent of the difference between the public offering price of the shares of common stock in this offering (excluding shares of common stock issuable upon exercise of the warrants being offered in this offering) and the net tangible book value per share of our common stock immediately after this offering.

        Our historical net tangible book deficit as of June 30, 2018 was $8.4 million, or $(0.08) per share of our common stock. Historical net tangible book deficit per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of June 30, 2018.

        After giving effect to our issuance and sale of 22,222,220 shares of our common stock in this offering at a public offering price of $0.45 per share (excluding shares of common stock issuable upon exercise of the warrants being offered in this offering), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2018 would have been $0.7 million, or $0.01 per share. This represents an immediate decrease in net tangible book deficit per share of $0.09 to existing stockholders and immediate dilution of $0.44 per share to new investors purchasing common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Public offering price per share		$0.45
Historical net tangible book deficit per share as of June 30, 2018	$(0.08)
Decrease in net tangible book deficit per share attributable to new investors	0.09

As adjusted net tangible book value per share after this offering		0.01

Dilution per share to new investors		$0.44

        The number of shares of common stock shown above to be outstanding after this offering is based on 102,333,149 shares of our common stock outstanding as of June 30, 2018, and excludes:

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  8,628,294 shares of our common stock issuable upon the exercise of stock options outstanding as of September 14, 2018 at a weighted-average exercise price of $1.24 per share;

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  1,898,902 shares of our common stock issuable upon the exercise of common stock warrants outstanding as of September 14, 2018 at a weighted-average exercise price of $0.72 per share; and

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  12,677,260 shares of our common stock issuable upon conversion, at a conversion price of $1.25 per share, of $15,846,575 in outstanding principal and accrued interest as of September 14, 2018 under an outstanding convertible note;

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  2,000,000 shares of our common stock issuable upon the exercise of an outstanding warrant as of September 14, 2018 that is exercisable at $0.30 per share upon the redemption by the Company of such convertible note pursuant to the terms thereof;

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  6,330,432 shares of our common stock issuable upon conversion, at a conversion price of $0.36 per share, of $2,278,956 in outstanding principal and accrued interest as of September 14, 2018 under an outstanding convertible note; and

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  2,421,631 shares of our common stock available for future issuance under the Amended 2006 Plan, as of September 14, 2018.

        To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there may be further dilution to new investors purchasing common stock in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

        The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption "Description of Capital Stock" starting on page 3 of the accompanying prospectus. As of September 12, 2018, we had 117,030,419 shares of our common stock outstanding.

Warrants

        The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

        Form.    The warrants will be issued as individual warrant agreements to the investors. You should review a copy of the form of warrant, which will be filed with the Securities and Exchange Commission by us as an exhibit to a Current Report on Form 8-K in connection with this offering within the time period required by such form, for a complete description of the terms and conditions applicable to the warrants.

        Exercisability.    The warrants are exercisable at any time on or after the date immediately after the six month anniversary of their original issuance, and at any time up to the date that is five years after such initial exercise date. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act of 1933, as amended, or the Securities Act, is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, the holder may only exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share, at our option.

        Exercise Limitation.    A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the election of a holder prior to the date of issuance) of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days' prior notice from the holder to us.

        Exercise Price; Adjustment.    The initial exercise price per share of common stock purchasable upon exercise of the warrants is $0.655 per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

        Transferability.    Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the warrants and a trading market is not expected to develop.

        Exchange Listing.    We do not plan on applying to list the warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

        Fundamental Transactions.    In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

        Rights as a Stockholder.    Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

PLAN OF DISTRIBUTION

        Pursuant to a placement agent agreement dated September 12, 2018, we have engaged Roth Capital Partners, LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our shares of common stock and warrants pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the placement agent agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock and warrants in this offering from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent agreement does not give rise to any commitment by the placement agent to purchase any of our shares of common stock and warrants, and the placement agent will have no authority to bind us by virtue of the placement agent agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

        We will enter into a securities purchase agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement.

        We expect to deliver the shares of our common stock and warrants being offered pursuant to this prospectus supplement on or about September 14, 2018.

        Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7% of the aggregate gross proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the placement agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the placement agent, up to $57,500, subject to compliance with FINRA Rule 5110(f)(2)(D)(i).

        The following table shows the per share and warrant and total placement agent fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

Per Share and related Warrant	$0.0315
Total(1)	$699,999.93

(1)
Such amount assumes we sell the maximum amount of securities offered hereby.

        We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fees, will be approximately $182,500. After deducting the fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $9.1 million, assuming we sell the maximum amount of securities offered hereby.

        We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

        The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

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  may not engage in any stabilization activity in connection with our securities; and

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  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

        The transfer agent for our common stock is Computershare Trust Company, N.A. Its address is 8742 Lucent Blvd., Highlands Ranch, CO 80129, and its telephone number is (303) 262-0790.

        Our common stock is listed on The Nasdaq Capital Market under the symbol "NLST."

LEGAL MATTERS

        The validity of the securities offered by this prospectus supplement will be passed upon for us by Mintz Levin Cohn Ferris Glovsky and Popeo PC, San Diego, California. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the placement agent in connection with certain matters related to the securities offered hereby.

EXPERTS

        The consolidated financial statements incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the reports of KMJ Corbin & Company LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.netlist.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you in this prospectus supplement by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement or the prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and prospectus, and later information filed with the SEC will update and supersede this information.

        We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, from the date of this prospectus supplement to the completion of all offerings of the particular securities offered by this prospectus supplement, except that we do not incorporate any document or portion of a document that is "furnished" to the SEC, but not deemed "filed." The following documents filed with the SEC are incorporated by reference in this prospectus supplement:

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  our Annual Report on Form 10-K for the year ended December 30, 2017, filed on March 30, 2018 (as amended on April 30, 2018);

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed on May 15, 2018 and August 14, 2018, respectively;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A filed on July 9, 2018 that are deemed "filed" with the SEC; and

  •
  our Current Reports on Form 8-K, including all amendments thereto, (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on January 9, 2018, January 18, 2018, March 26, 2018, March 27, 2018, April 4, 2018, April 17, 2018, May 21, 2018, May 21, 2018, May 21, 2018, July 12, 2018, July 31, 2018, August 17, 2018 and August 31, 2018.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Netlist, Inc.
175 Technology Drive, Suite 150
Irvine, California 92618
Attention: Gail Sasaki

        You may direct telephone requests to Gail Sasaki, our Chief Financial Officer, at (949) 435-0025.

PROSPECTUS

NETLIST, INC.

$40,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

        We may offer and sell from time to time the above securities in one or more classes, in one or more transactions, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of preferred stock or warrants. The aggregate initial offering price of the securities that we may offer through this prospectus will be up to $40,000,000.

        We will provide specific terms of any offering in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        We may offer the securities independently or together in any combination for sale directly to purchasers, through one or more underwriters, dealers or agents, or through underwriting syndicates managed or co-managed by one or more underwriters, to be designated at a future date, on a continuous or delayed basis.

        Our common stock is listed on the NASDAQ Capital Market under the symbol "NLST." On August 17, 2016, the last reported sale price of our common stock was $1.60 per share.

        Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption "Risk Factors" on page 1 of this prospectus.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 2, 2016

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time. For further information about our business and the securities, you should refer to the registration statement containing this prospectus and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports we file by the SEC. The registration statement and other reports can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a "prospectus supplement," we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement or incorporated information having a later date. You should read this prospectus and any prospectus supplement together with additional information described under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information."

        You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This

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prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares. Unless the context otherwise requires, in this prospectus "Netlist," "we," "us," and "our" refer to Netlist, Inc. and its consolidated subsidiaries.

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ABOUT NETLIST, INC.

        We provide high-performance modular memory subsystems to the world's premier original equipment manufacturers. We specialize in hybrid memory—the merging of dynamic random access memory ("DRAM") and NAND flash raw materials to create memory solutions. Our patented memory technologies provide superior performance and high density in a cost efficient solution. From database to enterprise applications, we serve diverse industries that require superior memory performance to empower critical business decisions in today's data-driven environment.

        We have a long history of introducing disruptive new products such as the first load-reduced dual in-line memory module ("DIMM"), HyperCloud®, based on our distributed buffer architecture later adopted by the industry for DDR4 LRDIMM. We were also the first to bring NAND flash to the memory channel with our NVvault® NVDIMM. These innovative products built on our early pioneering work in areas such as embedding passives into printed circuit boards to free up board real estate, doubling densities via quad-rank double data rate technology, and advancing other off-chip technology that result in improved performance and lower costs compared to conventional memory. We continue this tradition with the introduction of HybriDIMM™ in August 2016, a Storage Class Memory ("SCM") product built on commodity DRAM and flash.

        We hold a significant portfolio of patents in the areas of hybrid memory, storage class memory, rank multiplication and load reduction, among others. The strength of our patent portfolio reflects our many years of research and development and track record of bringing innovative products to market.

        We are headquartered in Irvine, California and have manufacturing facilities in Suzhou, People's Republic of China ("PRC"). Our principal executive offices are located at 175 Technology Drive, Suite 150, Irvine, California 92618 and our telephone number at that address is (949) 435-0025.

RISK FACTORS

        Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. See "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the applicable prospectus supplement include and incorporate by reference "forward-looking statements." We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include any statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management. All forward-looking statements reflect the present expectation of future events of our management and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These risks and uncertainties include, among others, changes in and uncertainty of customer acceptance of and demand for our existing products and technologies and products and technologies under development; risks associated with the concentration of product sales among a limited number of customers; the success of product, licensing and joint development partnerships; continuing development, qualification and volume production of HybriDIMM™, EXPRESSvault™, NVvault™, HyperCloud® and VLP Planar-X RDIMM; the timing and magnitude of any continued decrease in our sales; our ability to leverage our NVvault™ and EXPRESSvault™ technology into a more diverse customer base; our need to raise additional capital and our ability to obtain financing when necessary; the rapidly-changing nature of technology in our industry; risks associated with intellectual property, including patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined or reviewed by the U.S. Patent and Trademark Office and Patent Trial and Appeal Board; volatility in the pricing of components of our products; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in our and our customers' product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; our ability to attract and retain skilled personnel; our reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; the political and regulatory environment in the PRC; and general economic and market conditions. Other risks and uncertainties are described in greater detail under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Incorporation of Certain Documents by Reference" and "Where You Can Find Additional Information," completely and with the understanding that our actual future results may be materially different from what we expect.

        These forward-looking statements represent our estimates and assumptions only as of the date made. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of the securities for capital expenditures, working capital and other general corporate purposes. Pending any specific application, we may initially invest the net proceeds in short-term marketable securities.

        We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

SECURITIES WE MAY OFFER

        We may issue from time to time, in one or more offerings the following securities:

  •
  shares of common stock;

  •
  shares of preferred stock;

  •
  warrants exercisable for common stock or preferred stock; and

  •
  units of common stock, preferred stock or warrants, in any combination.

        This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See "Available Information" and "Incorporation of Certain Information by Reference" for information about how to obtain copies of those documents.

        The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

        Our Restated Certificate of Incorporation provides that we are authorized to issue 100,000,000 shares of capital stock. Our authorized capital stock is comprised of 90,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of serial preferred stock, par value $0.001 per share.

        The following description is a summary of the material terms of our capital stock and certain provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws. This description does not purport to be complete. For information on how you can obtain our Restated Certificate of Incorporation and Amended and Restated Bylaws, see "Where You Can Find More Information."

Common Stock

        We are authorized to issue up to 90,000,000 shares of our common stock, par value $0.001 per share.

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.

Preferred Stock

        Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of any shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our Restated Certificate of Incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

  Interested Stockholder Transactions

        We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

  •
  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines "interested stockholder" as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

  Certificate of Incorporation and Bylaws

        Provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Restated Certificate of Incorporation allows us to issue shares of preferred stock (see "Blank Check Preferred Stock") or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Restated Certificate of Incorporation. Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

  Blank Check Preferred Stock

        Our Restated Certificate of Incorporation authorizes our Board of Directors to approve the issuance of up to 10,000,000 shares of preferred stock, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

  •
  the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued as a unit;

  •
  if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  any terms relating to the modification of the warrants;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

        The applicable prospectus supplement will describe the specific terms of any warrant units.

        The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading "Where You Can Find More Information."

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  whether the units will be issued in fully registered or global form.

        The descriptions of the units and any applicable underlying security or pledge arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading "Where You Can Find More Information."

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.

        We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and an underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

        Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

        If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

        Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

        In no event will the commission or discount received by any Financial Industry Regulatory Authority ("FINRA") member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

LEGAL MATTERS

        Morrison & Foerster LLP, San Diego, California, has passed upon the validity of the securities to be offered pursuant to this prospectus.

 EXPERTS

        The consolidated financial statements of Netlist, Inc. and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended January 2, 2016 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

        We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is "furnished" to the SEC, but not deemed "filed." The following documents filed with the SEC are incorporated by reference in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended January 2, 2016 (including any portions of our Definitive Proxy Statement on Schedule 14A filed on May 2, 2016 that are incorporated by reference into such Annual Report on Form 10-K);

  •
  our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2016 and July 2, 2016;

  •
  our Current Reports on Form 8-K filed on January 13, 2016, February 1, 2016, February 10, 2016, June 9, 2016 and August 2, 2016; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Netlist, Inc.
175 Technology Drive, Suite 150
Irvine, California 92618
Attention: Gail M. Sasaki

        You may direct telephone requests to Gail M. Sasaki, our Chief Financial Officer, at (949) 435-0025.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.netlist.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.